Exhibit 99.1

EXECUTION VERSION

SERIES 2011-1 NOTE PURCHASE AGREEMENT

Dated as of September 9, 2011

Among

CAL FUNDING I LIMITED
as Issuer

CONTAINER APPLICATIONS LIMITED
as Seller and Manager

THE PERSONS NAMED HEREIN
as Purchasers

THE PERSONS NAMED HEREIN
as CP Purchasers

THE PERSONS NAMED HEREIN
as Deal Agents

BANK OF AMERICA, NATIONAL ASSOCIATION,
as Administrative Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Structuring and Placement Agent

(CAL Funding I Limited)

Floating Rate Asset-Backed Notes, Series 2011-1

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LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE I	Conditions Precedent to Initial Purchase
SCHEDULE II	Purchase Limits

EXHIBITS

EXHIBIT A	Form of Compliance Certificate and Funding Notice
EXHIBIT B	Form of Related Group Addition Notice
EXHIBIT C	Form of Assignment and Acceptance

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SERIES 2011-1 NOTE PURCHASE AGREEMENT (as amended, modified and supplemented from time to time in accordance with the terms hereof, this “Agreement”), dated as of September 9, 2011, by and among:

(1)            CAL FUNDING I LIMITED, an exempted company with limited liability incorporated and existing under the laws of Bermuda, as issuer (the “Issuer”);

(2)            CONTAINER APPLICATIONS LIMITED, an international business company incorporated and licensed under the laws of Barbados, as Seller and Manager;

(3)            MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation, as structuring and placement agent (the “Structuring and Placement Agent”);

(4)            BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (together with its successors and permitted assigns, “BoA”), as a Purchaser, as a Deal Agent (the “BoA Deal Agent”);

(5)            BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as the Administrative Agent (the “Administrative Agent”);

(6)            THE OTHER PURCHASERS from time to time party hereto;

(7)            THE CP PURCHASERS from time to time party hereto; and

(8)            THE OTHER DEAL AGENTS from time to time party hereto.

In consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1             Certain Defined Terms.

(a)            Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1. In addition, capitalized terms used but not defined herein have the meanings given to such terms in the Indenture, dated as of September 9, 2011 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”) or, if such terms are not defined therein, such terms shall have the meanings given to such terms in the Series 2011-1 Supplement, dated as of September 9, 2011 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Supplement”), between the Issuer and the Indenture Trustee.

(b)            As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

Accepting Purchaser: As defined in Section 2.1(b).

Act: The Securities Act of 1933, as amended.

Additional Series 2011-1 Noteholder: As defined in Section 2.3(b).

Assignment and Acceptance: Any properly completed notice substantially in the form of Exhibit C hereof.

Availability: As of any date of determination for any Series 2011-1 Noteholder, the lesser of:

(A)
the excess, if any, of (x) the Series 2011-1 Note Commitment of such Series 2011-1 Noteholder on such date of determination over (y) the then Series 2011-1 Note Principal Balance of the Series 2011-1 Note owned by such Series 2011-1 Noteholder on such date of determination; and

(B)
such Series 2011-1 Noteholder’s Pro Rata share of an amount equal to the excess of (x) the Asset Base, over (y) the then Aggregate Principal Balance (calculated without giving effect to the requested Series 2011-1 Advance).

Closing Date: This term shall have the meaning set forth in the Supplement.

Commercial Paper: On any day, any commercial paper note issued by, or on behalf of, a CP Purchaser for the purpose of financing or maintaining its investment in the Notes, including all such commercial paper notes so issued to refinance matured commercial paper notes issued by, or on behalf of, such CP Purchaser that were originally issued to finance or maintain such CP Purchaser’s investment in the Notes.

Competitor: This term shall have the meaning set forth in the Supplement.

Compliance Certificate: A properly completed compliance certificate substantially in the form attached hereto as Exhibit A.

Confidential Information: As defined in Section 9.12.

CP Purchaser: With respect to each Purchaser, each Person designated by such Purchaser which in the ordinary course of business issues short-term promissory notes in the commercial paper market. On the Closing Date, the CP Purchaser (if any) associated with each Purchaser is set forth on Schedule III hereto.

Deal Agent: Any or all, as the context may require, (i) with respect to any Purchaser or CP Purchaser described in the preamble hereto, the Deal Agent for such Person indicated in the preamble hereto, and (ii) with respect to any other Purchaser or CP Purchaser, the Person acting as deal agent therefor pursuant to a properly completed Related Group Addition Notice in the form of Exhibit B hereto. Notwithstanding the foregoing, any CP Purchaser may, upon prior written notice to the Issuer, act as its own Deal Agent.

Eligible Assignee: Any of the following: (a) any Purchaser or a member of its Related Group, (b) a Person (other than a Competitor) whose short-term rating is at least “A-1” from S&P and “P-1” from Moody’s, or whose obligations under this Agreement are unconditionally guaranteed by a Person whose long-term rating is at least “A” from S&P and “A-2” from Moody’s, (c) an Affiliate of any Purchaser, (d) any commercial paper conduit for which a Purchaser or any Affiliate thereof is a liquidity provider or a credit provider, or (e) any other Person (other than the Issuer, any Affiliate of the Issuer or a Competitor) consented to by the Issuer (such consent not to be unreasonably withheld) provided that the consent of the Issuer pursuant to clause (e) shall not be required if an Event of Default is then continuing. For the avoidance of doubt, that nothing contained in the Series 2011-1 Related Documents shall restrict (A) any Accepting Purchaser from assigning to the Purchaser in its Related Group any unpaid Series 2011-1 Advance previously funded by such Accepting Purchaser or (B) any Purchaser from assigning to an Accepting Purchaser in its Related Group any unpaid Series 2011-1 Advance previously funded by such Purchaser.

Excepted Persons: As defined in Section 9.12(a).

Exchange Act: As defined in Section 4.1(k).

Fee Letter: This term shall have the meaning set forth in the Supplement.

Funding Notice: As defined in Section 2.1(e).

Governmental Authority: This term shall have the meaning set forth in the Indenture.

Governmental Rules: Any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

Granting Purchaser: As defined in Section 2.1(b).

Indemnified Amounts: As defined in Section 6.1.

Indemnified Party: As defined in Section 6.1.

Notes: Any or all, as the context may require, of the Series 2011-1 Notes.

NRSRO: As defined in Section 9.12.

Pro Rata: This term shall have the meaning set forth in the Supplement.

Purchase: Each Series 2011-1 Advance funded by a Purchaser or a CP Purchaser in accordance with the terms of this Agreement.

Purchase Date: Any day on which a Purchaser or a CP Purchaser makes a Purchase.

Purchase Limit: For each Purchaser, the maximum amount of Series 2011-1 Advances that a Purchaser shall be required to fund to the Issuer hereunder. On the Closing Date, the aggregate Purchase Limit for all Purchasers is One Hundred Million Dollars ($100,000,000) and the specific Purchase Limits of each Purchaser is set forth on Schedule II hereof. The “Purchase Limit” of a Purchaser may be increased or decreased in accordance with the provisions of Section 2.3 hereof.

Purchaser: Each of the Persons set forth on Schedule II and any other Person that may be so designated from time to time pursuant to an Assignment and Acceptance.

Purchaser Account: With respect to each Purchaser or CP Purchaser, the deposit account designated by such Purchaser or CP Purchaser to the Issuer and the Indenture Trustee from time to time.

Purchaser Letter: This term shall have the meaning set forth in the Indenture.

Related Group: For each Purchaser, such Purchaser and its related Deal Agent and, if applicable, any CP Purchaser designated by such Purchaser and, if applicable, such CP Purchaser’s Deal Agent. Any Purchaser that has no CP Purchaser affiliated with it for purposes of this Agreement shall be treated as its own Related Group.

Related Group Addition Notice: Any properly completed notice substantially in the form of Exhibit B hereof.

Rule 17g-5: Rule 17g-5(a)(3)(iii)(A) through (D) under the U.S. Securities Exchange Act of 1934, as amended.

Scheduled Expiration Date: September 8, 2013, as such date may be extended from time to time in accordance with Section 2.5 of hereof.

Series 2011-1 Advance: Any and all advances of funds to the Issuer made by a Purchaser or a CP Purchaser pursuant to Section 2.1 hereof.

Series 2011-1 Note Commitment: This term shall have the meaning set forth in the Supplement.

Supplement: The Series 2011-1 Supplement, dated as of September 9, 2011, between the Issuer and the Indenture Trustee.

Taxes: This term shall have the meaning set forth in the Supplement.

Termination Date: The earliest to occur of (a) the Scheduled Expiration Date and (b) the date on which an Early Amortization Event occurs.

UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

United States: The United States of America.

Section 1.2             Other Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in the UCC in effect in the State of New York, as applicable, and not specifically defined herein, are used herein as defined therein; provided, however, that references in this Agreement to any section of the Uniform Commercial Code shall mean, on or after the Closing Date of the adoption of any revision to the Uniform Commercial Code in the applicable jurisdiction, such revised or successor section thereto.

Section 1.3             Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

ARTICLE II
THE PURCHASE FACILITY

Section 2.1             Sale and Delivery of the Notes.

(a)            Subject to the terms and conditions set forth in this Agreement and the Supplement, each Purchaser hereby delivers its commitment to fund Series 2011-1 Advances up to an aggregate amount outstanding not to exceed the Purchase Limit set forth opposite its name on Schedule II hereto (as such schedule may be updated from time to time in accordance with the terms of this Agreement). The Issuer agrees to deliver on the Closing Date to each of the Purchasers (or to such Person as such Purchaser shall direct) a Note registered in the name of such Purchaser (or any nominee designated by such Purchaser) with a maximum aggregate principal amount in the amount of the Purchase Limit for such Purchaser. Each of such Notes shall be duly executed by the Issuer, duly authenticated by the Indenture Trustee and registered in the name of each of the Persons set forth on Schedule II, or its nominee. The actual unpaid principal balance of the Notes will be increased and decreased from time to time in accordance with the terms hereof and of the Supplement.

(b)            Notwithstanding anything to the contrary in the preceding paragraph, any Purchaser (a “Granting Purchaser”) may grant to any CP Purchaser in its Related Group (an “Accepting Purchaser”) the option to fund all or any part of any Series 2011-1 Advance that such Granting Purchaser would otherwise be obligated to fund pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any Accepting Purchaser to fund any Series 2011-1 Advance and (ii) if any Accepting Purchaser elects not to exercise such option or otherwise fails to fund all or any part of such Series 2011-1 Advance, the Granting Purchaser shall be obligated to fund such Series 2011-1 Advance pursuant to the terms hereof. The funding of a Series 2011-1 Advance by an Accepting Purchaser hereunder shall utilize the Purchase Limit of the Granting Purchaser to the same extent that, and as if, such Series 2011-1 Advance was funded by such Granting Purchaser.

(c)            Each Purchaser and each CP Purchaser may pledge its Series 2011-1 Note in accordance with the provisions of Section 9.15 of this Agreement. In addition, each Purchaser and each CP Purchaser may assign or transfer to an Eligible Assignee in accordance with the Supplement and the Indenture all or a portion of its Series 2011-1 Note, and, if any such assigning Purchaser so elects, an equivalent percentage of its Series 2011-1 Note Commitment, by the execution and delivery to the Issuer and the Indenture Trustee of (i) either (A) a fully executed Purchaser Letter or (B) the Opinion of Counsel referred to in Section 205(i) of the Indenture and (ii) an Assignment and Acceptance and a Related Group Addition Notice; provided, that if such assigning Purchaser does not elect to assign to such Eligible Assignee an equivalent percentage of its Series 2011-1 Note Commitment, then such assigning Purchaser shall retain the equivalent percentage of its Series 2011-1 Note Commitment hereunder.

(d)            In connection with any transfer of a Note made in accordance with the Supplement and the Indenture, the Issuer agrees to deliver a Note in the name of such transferee or its nominee on behalf of such transferee and its Related Group in the maximum aggregate principal amount specified in the related Assignment and Acceptance.

(e)            On the terms and conditions set forth herein and in Section 204 of the Supplement, the Issuer may request the Purchasers to make a Series 2011-1 Advance (each such request, a “Funding Notice”), each such Funding Notice to be on the terms and conditions set forth herein and in the Indenture and the Supplement and substantially in the form of Exhibit A hereto. On each day prior to the Termination Date, as applicable and subject to the satisfaction of the terms and conditions set forth herein, each Purchaser (or, if applicable, the CP Purchaser in its Related Group, if such CP Purchaser elects, in its sole discretion, to make such Series 2011-1 Advance) shall make a Purchase within three (3) Business Days after receipt of a properly completed Funding Notice, in each case of its Pro Rata share of the Series 2011-1 Advance requested under a Funding Notice from time to time during the period from the date hereof to but not including the Termination Date; provided, that any Funding Notice received prior to noon on such Business Day shall be deemed received on such Business Day and any Funding Notice received after such time shall be deemed received the following Business Day; provided, further, that each Series 2011-1 Advance by each Purchaser (or, if applicable, the CP Purchaser in its Related Group, if such CP Purchaser elects, in its sole discretion, to make such Series 2011-1 Advance) shall be for not less than the minimum amount set forth in Section 204(b) of the Supplement and not more than the maximum amount set forth in Section 204(b) of the Supplement. In the event that any Purchaser fails to make a Series 2011-1 Advance in accordance with its Series 2011-1 Note Commitment, the other Purchasers shall not be obligated to fund the Pro Rata Share of the defaulted Purchaser(s). The failure of any Purchaser or a member of its Related Group to make a Series 2011-1 Advance shall not impose an obligation on any other non-defaulting Purchaser or member of its Related Group to make a Series 2011-1 Advance of such shortfall, except as otherwise provided in Section 2.1(b).

(f)            A duly authorized officer or representative of each Series 2011-1 Noteholder shall make appropriate notations on the schedule attached to the applicable Class A Note or on its books and records to reflect its Pro Rata share of each Series 2011-1 Advance and all payments received by it in reduction of the Series 2011-1 Note Principal Balance of the Series 2011-1 Note owned by such Series 2011-1 Noteholder. The Issuer hereby authorizes each duly authorized officer of each Series 2011-1 Noteholder, to make such notations on the applicable Series 2011-1 Note or on its books and records as aforesaid (provided that any failure by such officer or representative of a Series 2011-1 Noteholder to make any such notation shall not affect the obligations of the Issuer under any Series 2011-1 Note).

Section 2.2             Acceptance and Custody of Series 2011-1 Notes.

On the Closing Date, each Purchaser or its Deal Agent shall take delivery of the applicable Note and maintain custody thereof.

Section 2.3             Increase/Reduction of the Series 2011-1 Note Commitments.

(a)            The Issuer may, upon at least 30 days’ written notice to each Deal Agent, with a copy to the Indenture Trustee, terminate in whole, or reduce in part, the then unused Series 2011-1 Note Commitment of each Purchaser; provided, however, that each partial reduction of the Series 2011-1 Note Commitment shall be in amounts equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be allocated pro rata among each Purchaser (based on the then current Series 2011-1 Note Commitment of each Purchaser). Each notice of reduction or termination pursuant to this Section 2.3 shall be irrevocable. Notwithstanding the foregoing, the Issuer may on any Business Day reduce to zero and terminate in full the Series 2011-1 Note Commitment in connection with a refinancing of the Series 2011-1 Notes upon (I) the issuance of any additional Series of Notes in accordance with Section 406 of the Supplement, (II) at least five (5) Business Days prior written notice to each Deal Agent, with a copy to the Indenture Trustee, specifying the proposed Payment Date of such termination, and (III) payment in full, solely from the proceeds of such issuance referred to in foregoing clause (I), of (i) the principal of, and interest on, the Notes and (ii) Breakage Costs, if any, and (iii) all other Outstanding Obligations of the Issuer under the Supplement and this Agreement.

(b)            The Issuer may, by means of a letter delivered to each Deal Agent and the Indenture Trustee (with a copy to each Interest Rate Hedge Provider) request that the aggregate Series 2011-1 Note Commitments be increased by an aggregate amount not to exceed One Hundred Million Dollars ($100,000,000), by issuing additional Series 2011-1 Notes to one or more Eligible Assignees (each an “Additional Series 2011-1 Noteholder”), having an aggregate Series 2011-1 Note Commitment in an amount agreed to by any such Additional Series 2011-1 Noteholder(s).

Section 2.4             Payments, Computations, Etc.

(a)            The Issuer shall cause the Indenture Trustee to remit to each Series 2011-1 Noteholder from amounts available therefor pursuant to the Indenture and the Supplement, its Pro Rata portion (except as set forth in Section 211(a)(ii) and (iii) of the Supplement) of the Series 2011-1 Note Interest Payment, Minimum Principal Payment Amount, Scheduled Principal Payment Amount, Supplemental Principal Payment Amount, any Prepayment amount and all other amounts from time to time required to be paid or distributed to each Series 2011-1 Noteholder pursuant to the Series 2011-1 Related Documents, in each case, at the times specified therein.

(b)            Unless otherwise expressly provided herein, in the Indenture or the Supplement, all amounts to be paid or deposited by the Issuer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 P.M. (New York time) on the day when due in lawful money of the United States in immediately available funds to the Purchaser Account of such Purchaser or CP Purchaser, as the case may be. If any such amounts are received in a Purchaser’s Account after 1:00 P.M. (New York time) on such day, such amounts shall be deemed to have been received on the immediately succeeding Business Day. The Issuer shall, to the extent permitted by law, pay to the Purchasers or CP Purchasers, as the case may be, interest on all amounts not paid or deposited when due hereunder at two percent (2%) per annum above the interest rate then applicable to the Notes, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest and other fees hereunder shall be made on the basis of a year of 360 days (or, in the case of interest calculated at the Alternative Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed.

(c)            Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next Business Day, and such extension of time shall in such case be included in the computation of payment of Series 2011-1 Note Interest Payment or any fee payable hereunder, as the case may be.

Section 2.5             Extension of Scheduled Expiration Date.

The Scheduled Expiration Date in effect on the date hereof shall be September 8, 2013. The Issuer may, within 60 days, but no later than 45 days (or such shorter period as may be approved by the parties hereto), prior to the then current Scheduled Expiration Date, by written notice to each Deal Agent, with a copy to the Indenture Trustee, request that Deal Agents (acting at the direction of the related Purchasers) extend the Scheduled Expiration Date for a specified period of time. Each of the Deal Agents (acting at the direction of the related Purchasers) shall make a determination, in its sole discretion, within 30 days of its receipt of the Issuer’s request, as to whether or not it will agree to extend the Scheduled Expiration Date; provided, however, that the failure of a Deal Agent to make a timely response to the Issuer’s request for extension of the Scheduled Expiration Date shall be deemed to constitute a refusal by such Deal Agent to extend the Scheduled Expiration Date. Any such extension of the Scheduled Expiration Date shall become effective only upon (i) written confirmation to the Issuer by each Deal Agent of its agreement to so extend the Scheduled Expiration Date and (ii) receipt by each Deal Agent of any fees required to be paid in connection with such extension.

Section 2.6             Appointment of Structuring and Placement Agent.

The Issuer hereby appoints Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Structuring and Placement Agent with respect to Series 2011-1.

Section 2.7             Benefits of Protections under Supplement.

Each Purchaser, CP Purchaser and member of its Related Group shall be entitled to the benefits of Sections 205, 206, 207 and 208 of the Supplement, and agree to be bound by the provisions of Section 209 of the Supplement.

ARTICLE III
CONDITIONS OF PURCHASES

Section 3.1             Conditions Precedent to Initial Purchase.

The initial Purchase hereunder is subject to the satisfaction, on or before the date of such purchase, as determined by each Deal Agent, of each of the conditions precedent listed in Schedule I hereto and in Section 501 of the Supplement.

Section 3.2             Conditions Precedent to Each Purchase.

Each Purchase (including the initial Purchase) from the Issuer shall be subject to the satisfaction of the conditions precedent set forth in Section 502 of the Supplement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1             Representations and Warranties of the Issuer.

The representations and warranties of the Issuer contained in the Indenture and the Supplement are hereby incorporated herein by reference and made for the benefit of the parties hereto as of the Closing Date and each Purchase Date (except to the extent that any such representations and warranties specifically relate to an earlier date), with the same force and effect as if such representations and warranties were set forth herein in full. In addition, the Issuer represents and warrants as of the Closing Date and each Purchase Date (except to the extent that any such representations and warranties specifically relate to an earlier date) as follows:

(a)            Organization. It is duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization, is duly qualified and in good standing as a corporate entity and authorized to do business in all other jurisdictions wherein the nature of its business or property makes such qualification materially necessary, and has full power and authority to own its properties and to conduct its business as presently conducted.

(b)            Licenses and Approvals. It has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such licenses and approvals except where the failure to have such licenses and approvals does not have a material adverse effect on its financial condition or on its ability to perform its obligations under the Series 2011-1 Related Documents to which it is a party.

(c)            Authority. It has full power, authority and legal right to execute and deliver, and perform each of its obligations under, each of the Series 2011-1 Related Documents to which it is a party, including the Issuer’s use of the proceeds of Purchases, and it has duly authorized the execution, delivery and performance of each of the foregoing and, in the case of the Issuer, the sale of the Notes to the Purchasers by all necessary action. The Series 2011-1 Related Documents to which it is a party have been duly executed and delivered by it.

(d)            Enforceability. Each of the Series 2011-1 Related Documents to which it is a party constitutes its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws (whether statutory, regulatory or decisional) and general equitable principles affecting creditors’ rights and remedies regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)            No Conflicts. The consummation of the transactions contemplated by and the fulfillment of the terms of the Series 2011-1 Related Documents to which it is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under its memorandum of association or bye-laws or any material indenture, agreement, mortgage, deed of trust, commitment letter or funding arrangement with any lending institution or investment bank or other material instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien (other than as contemplated by this Agreement or the Indenture) upon any of its properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust, commitment letter or funding arrangement with any lending institution or investment bank or other such instrument, other than the Series 2011-1 Related Documents to which it is a party, or violate any law, rule, regulation or any order applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

(f)            Legal Proceedings. There are no proceedings or investigations to which it is a party pending, or, to its best knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (a) asserting the invalidity of any of the Series 2011-1 Related Documents to which it is a party, (b) seeking to prevent the consummation of any of the transactions contemplated by the Series 2011-1 Related Documents to which it is a party, (c) seeking any determination or ruling that would materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, the Series 2011-1 Related Documents to which it is a party or (d) which would have a material adverse effect on its ability to perform its obligations under the Series 2011-1 Related Documents to which it is a party.

(g)            Consents and Approvals. All approvals, authorizations, consents, orders or other actions of any Person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution, delivery and performance of the Series 2011-1 Related Documents to which it is a party, have been received or taken, as the case may be.

(h)            Information. No information, exhibit, financial statement, document, book, record or report furnished or to be furnished by it to the Deal Agent or a Purchaser (or, if applicable, such CP Purchaser in its Related Group), (i) is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the recipient thereof at the time of delivery or thereafter) as of the date so furnished, and (ii) contains or will contain any material misstatement of fact or (with respect to documents concerning the Issuer) omits or shall omit to state a material fact necessary to make the statements contained therein not misleading.

(i)             Accuracy of Representations and Warranties. Each representation and warranty made by it contained herein or in any Series 2011-1 Related Document to which it is a party or in any certificate or other document furnished by it pursuant hereto or to any Series 2011-1 Related Document to which it is a party or in connection herewith or therewith is true and correct in all material respects.

(j)             Offer and Sale. Neither the Issuer nor any Person acting on its behalf has offered to sell the Notes by any form of general solicitation or general advertising. Neither the Issuer nor any Person acting on its behalf of any of them has offered or sold the Notes or other similar security in any manner that would render the issuance and sale of the Notes a violation of the Act, or require registration pursuant thereto, nor has it authorized nor will it authorize any person to act in such manner.

(k)            Exchange Act Compliance. No proceeds of any Purchase will be used by the Issuer to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent that the Exchange Act may be deemed to apply to the Notes and the Advances, none of the transactions contemplated herein (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(l)             Contribution and Sale Agreement. The Contribution and Sale Agreement is the only agreement pursuant to which the Issuer purchased the Sold Assets.

(m)           Value Given. The Issuer shall have given reasonably equivalent value in consideration for the transfer to the Issuer of the Sold Assets acquired by it, no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of any Insolvency Law.

(n)            Accounting. The Issuer accounts for the transfers of the Containers under the Contribution and Sale Agreement to the Issuer as sales and/or capital contributions of such Containers consistent with GAAP and with the requirements set forth herein.

(o)            Investment Company Act. The Issuer is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p)            Trust Indenture Act. The Indenture does not need to be qualified as an “indenture” under the Trust Indenture Act of 1939, as amended.

The representations and warranties set forth in this section shall survive the initial Purchase of the Notes and any future Purchases. Upon discovery by the Issuer, any Purchaser or Deal Agent of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

Section 4.2             Representations, Warranties and Agreements of the Purchasers.

As of the Closing Date, each Purchaser hereby represents and warrants to, and agrees with, the Issuer that:

(a)            The Purchaser understands that the Note (or interest therein) purchased by it has not been registered under the Act or the securities laws of any State and, if the Note is not then registered under applicable federal and State securities law (which registration the Issuer is not obligated to effect), it will not offer to sell, transfer or otherwise dispose of the Note or any portion thereof except in a transaction which is exempt from such registration.

(b)            The Purchaser is acquiring its interest in the Notes for its own account, and not as a nominee for any other person, and the Purchaser is not acquiring the Note with a view to or for sale or transfer in connection with any distribution of the Note under the Act, provided, however, that the disposition of its property shall at all times be within its control.

(c)            The Purchaser is an “accredited investor,” as defined in Regulation D under the Act, that is experienced in making investments such as the Series 2011-1 Advances and is able to evaluate the merits and risks involved in financing the Collateral.

(d)            The Purchaser is not, and is not purchasing for, or on behalf of, a “benefit plan investor” as such term is defined in 29 C.F.R. §2510.3-101, unless the transfer to, or holding of the applicable Note by, such Person will either: (i) not result in any prohibited transaction under Title I of the Employee Retirement Income Security Act of 1974, as amended, or excise taxes under Section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) result in a prohibited transaction, but any such transaction will be eligible for exemptive relief under Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective trust funds), Prohibited Transaction Class Exemption 90-1 (relating to investments by insurance company separate accounts), Prohibited Transaction Class Exemption 95-60 (relating to investments by insurance company general accounts), Prohibited Transaction Class Exemption 84-14 (relating to investments by qualified professional asset managers) or Prohibited Transaction Class Exemption 96-23 (relating to investments by in-house asset managers).

(e)            Separate Entity. The Purchaser is entering into the transactions contemplated by this Agreement in reliance upon the Issuer’s identity as a separate legal entity from the Seller, the Manager, the Sub-Manager and from each such other Affiliate of the Manager.

Section 4.3             Replacement of Purchaser.

(a)            If (i) any Purchaser, CP Purchaser or a member of its Related Group requests compensation under Section 205 or Section 206 of the Supplement, or if the Borrower is required to pay to any Purchaser or a member of its Related Group or any Governmental Authority for the account of any Lender pursuant to Section 6.2 of this Agreement, or (ii) any Purchaser, CP Purchaser or a member of its Related Group does not consent (or fails to timely respond) to a proposed amendment, modification or waiver to any provision of this Agreement or any other Series 2011-1 Transaction Document requested by the Issuer or any extension of the Scheduled Expiration Date in accordance with Section 2.5 of this Agreement, then the Issuer may, at its sole expense and effort, upon notice to such Purchaser, CP Purchaser or a member of its Related Group and Administrative Agent, require such Purchaser, CP Purchaser or a member of its Related Group to assign and delegate, without recourse pursuant to an Assignment and Acceptance, all of its interests, rights and obligations under this Agreement, its Notes and the related Series 2011-1 Transaction Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Purchaser, CP Purchaser or a member of its Related Group), provided that:

(i)             such Purchaser, CP Purchaser or member of its Related Group shall have received payment of an amount equal to the outstanding principal balance of its Series 2011-1 Note, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Series 2011-1 Related Documents from the assignee and/or the Issuer;

(ii)            in the case of any assignment resulting from a claim for compensation under Section 2.7 of this Agreement or payments to be made to such Purchaser, CP Purchaser or member of its Related Group pursuant to Section 6.2, such assignment will result in a reduction in such compensation or payment; and

(iii)           such assignment does not conflict with applicable laws.

In connection with any such replacement, if the replaced Purchaser, CP Purchaser or member of its Related Group does not execute and deliver to the Issuer a duly completed Assignment and Acceptance and Related Group Addition Notice reflecting such replacement within five (5) Business Days of the date on which the replacement Eligible Assignee executes and delivers such Related Group Addition Notice to the replaced Purchaser or CP Purchaser, then such replaced Purchaser or CP Purchaser shall be deemed to have executed and delivered such Related Group Addition Notice.

Section 4.4             Representations and Warranties of Container Applications Limited.

Container Application Limited, in its capacity as Manager and Seller, represents and warrants to the Issuer and each Purchaser as of the Closing Date and each Purchase Date as follows:

(a)            The consolidated balance sheet of CAI and its Subsidiaries at December 31, 2010 (or, if later, the date of the most recently completed fiscal year) and the consolidated statements of income, retained earnings and cash flows for the fiscal year ended on December 31, 2010 (or, if later, the date of the most recently completed fiscal year), accompanied by reports thereon containing opinions without qualification, except as therein noted, by CAI’s independent accountants, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial position of CAI and its Subsidiaries as of such dates and the results of their operations for such periods. Since December 31, 2011 (or, if later, the date of the most recently completed fiscal year), there has been no change in the business or condition (financial or otherwise) of CAI and its Subsidiaries except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. Neither CAI nor any of its Subsidiaries has any material liabilities or obligations other than those disclosed in the financial statements referred to in the preceding paragraph or for which adequate reserves are reflected in such financial statements.

ARTICLE V
GENERAL COVENANTS

Section 5.1             General Covenants of the Issuer.

(a)            The Issuer hereby agrees to notify the Administrative Agent, the Deal Agents and the Requisite Global Majority, as soon as possible, and in any event within five (5) days after written notice to the Issuer, of (i) the occurrence of any Event of Default, Manager Default or Early Amortization Event, (ii) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, Manager Default or Early Amortization Event, (iii) the failure of the Issuer or the Manager to observe any of its material undertakings under the Series 2011-1 Related Documents, or (iv) any change in the status or condition of the Issuer or the Manager or the Collateral that would reasonably be expected to materially and adversely affect the Issuer’s or the Manager’s ability to perform its respective obligations under the Series 2011-1 Related Documents.

(b)            The Issuer agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Purchasers of the Notes.

(c)            The Issuer shall forward copies of all notices or other communications that it delivers to any party under the Series 2011-1 Related Documents to each of the Deal Agents.

(d)            Any notice of any voluntary Prepayment of the Notes made in accordance with the provisions of Section 203(b) of the Series 2011-1 Supplement shall be irrevocable when given.

(e)            Upon reasonable request, the Issuer agrees that it shall make available to any representative of the Administrative Agent, each Purchaser and their duly authorized representatives, attorneys or accountants, for inspection and copying its books of account, records and reports relating to the Managed Containers and copies of all Leases (to the extent related to the Managed Containers) and all other documents relating thereto. Such inspections shall be conducted on reasonable advance notice and during normal business hours and shall not unreasonably disrupt the business of the Issuer. The Administrative Agent and each Purchaser shall, and shall cause their respective representatives to, hold in confidence all such information in accordance with the provisions of Section 9.12 of this Agreement. Any expense incident to the reasonable exercise by the Administrative Agent or any Purchaser of any right under this Section shall be borne by the Person exercising such right unless an Event of Default shall have occurred and then be continuing in which case such expenses shall be borne by the Issuer. The Issuer also agrees to make available on a reasonable basis to the Administrative Agent or an officer of the Issuer for the purpose of answering reasonable questions respecting recent developments affecting the Issuer.

Section 5.2             General Covenants and Agreements of Manager.

(a)            In addition to the events specified in Section 10.1 of the Management Agreement, the Manager hereby agrees that the Majority of Holders of Series 2011-1 may declare that a Manager Default shall have occurred upon the occurrence of either of the events set forth in Section 4.12 of the Supplement.

A Manager Default arising out of the events or conditions set forth in Section 4.12 of the Supplement shall occur only upon the declaration of a Manager Default by the Majority of Holders of Series 2011-1.

(b)            The Manager hereby agrees that the Majority of Holders of Series 2011-1 may declare that a Back-up Manager Default shall have occurred upon the occurrence of either of the events set forth in Section 4.13 of the Supplement.

ARTICLE VI
INDEMNIFICATION

Section 6.1             Indemnities by the Issuer.

Without limiting any other rights which the Deal Agents, the Administrative Agent, the Purchasers, the CP Purchasers or any of their respective Affiliates may have, hereunder or under applicable law, the Issuer hereby agrees to indemnify the Deal Agents, the Purchasers, the CP Purchasers and each of their respective Affiliates, together with their respective successors and permitted assigns (each of the foregoing Persons being individually called an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements, awarded against or incurred by any of them arising out of, and any such damages, losses, claims, liabilities and related costs and expenses resulting from the breach by such Issuer of any representation, warranty, covenant or obligation of the Issuer contained in, this Agreement or any other Series 2011-1 Related Document to which it is a party (all of the foregoing being collectively referred to as “Indemnified Amounts”), excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party.

Any amounts subject to the indemnification provisions of this Section 6.1 shall be paid by the Issuer to the Indemnified Party within ten (10) Business Days following the Indemnified Party’s demand therefor, setting forth in reasonable detail the basis therefor. Notwithstanding anything to the contrary, the Issuer’s obligations to make payments under this Section 6.1 shall be limited solely to funds available from time to time for such purpose pursuant to Section 302 of the Indenture and Section 303 of the Supplement and to the extent they are not so paid pursuant to such sections, such obligations shall not constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer or the Collateral.

Section 6.2             Increased Costs and Reduced Return.

(a)            If any Series 2011-1 Noteholder shall have determined with respect to events occurring after the date hereof (i) the adoption of any Governmental Rule or bank regulatory guideline, or any change therein, or any clarification or change in the interpretation or administration thereof by any Governmental Authority, (ii) any request, guidance or directive of any Governmental Authority (whether or not having the force of law) or (iii) the compliance, application or implementation by any Series 2011-1 Noteholder with any of preceding clauses (i) or (ii):

(i)             shall subject any Series 2011-1 Noteholder to any taxes, duty or other charge (except for changes in the rate of tax on the overall net income of such Series 2011-1 Noteholder) with respect to this Agreement, the other Series 2011-1 Related Documents, the ownership, maintenance or financing of any Series 2011-1 Note, or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Series 2011-1 Noteholder or amounts payable in respect of this Agreement, the other Series 2011-1 Related Documents, the ownership, maintenance or financing of any Series 2011-1 Note;

(ii)            shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Series 2011-1 Noteholder or shall impose on any Series 2011-1 Noteholder or on the United States market for certificates of deposit any other condition affecting this Agreement, the other Series 2011-1 Related Documents, the ownership, maintenance or financing of any Series 2011-1 Note; or

(iii)           shall impose upon any Series 2011-1 Noteholder any other condition or expense (including any loss of margin, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing, (except for changes in the rate of tax on the overall net income of such Series 2011-1 Noteholder) with respect to this Agreement, the other Series 2011-1 Related Documents, the ownership, maintenance or financing of any Series 2011-1 Note, or payments of amounts due hereunder, and the result of any of the foregoing is to increase the cost to, or to reduce the amount of any sum received or receivable by, such Noteholder with respect to this Agreement, the other Series 2011-1 Related Documents, the ownership, maintenance or financing of any Series 2011-1 Note by an amount deemed by such Series 2011-1 Noteholder to be material, then from time to time, after the demand by such Series 2011-1 Noteholder through its Deal Agent, Issuer shall pay to the related Deal Agent, for the benefit of such Series 2011-1 Noteholder, such additional amount or amounts as will compensate such Series 2011-1 Noteholder for such increased cost or reduction; provided that such Series 2011-1 Noteholder shall have applied, in good faith, consistent return calculations to, and analyses regarding requests for indemnification from, other similarly situated issuers (after consideration of facility pricing, structure, usage patterns, capital treatment and relationship) with respect to such increased cost or reduced return.

(b)            If any Series 2011-1 Noteholder shall have determined with respect to events occurring after the date hereof (i) the adoption of any Governmental Rule or bank regulatory guideline regarding capital adequacy, or any change therein, or any clarification or change in the interpretation or administration thereof by any Governmental Authority, (ii) any request, guidance or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, or (iii) the compliance, application or implementation by any Series 2011-1 Noteholder with any of preceding clauses (i) or (ii) has or would have the effect of reducing the rate of return on capital of such Series 2011-1 Noteholder (or its parent) as a consequence of such Series 2011-1 Noteholder’s obligations hereunder or with respect hereto to a level below that which such Series 2011-1 Noteholder (or its parent) could have achieved but for any of the occurrences set forth in any of preceding clauses (i), (ii) or (iii) (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Series 2011-1 Noteholder to be material, then from time to time, after demand by such Series 2011-1 Noteholder through its Deal Agent, Issuer shall pay to the related Deal Agent, for the benefit of such Series 2011-1 Noteholder, such additional amount or amounts as will compensate such Series 2011-1 Noteholder (or its parent) for such reduction, increased cost or payment; provided that such Series 2011-1 Noteholder shall have applied, in good faith, consistent return calculations to, and analyses regarding requests for indemnification from, other similarly situated issuers (after consideration of facility pricing, structure, usage patterns, capital treatment and relationship) with respect to such reduction, increased cost or payment. The amounts due and payable to a Series 2011-1 Noteholder under this Section 6.2 shall be considered “Increased Costs” for purposes of the Supplement.

(c)            In determining any amount provided for in this Section 6.2, a Series 2011-1 Noteholder may use any reasonable averaging and attribution methods, provided that it shall apply, in good faith, consistent return calculations to, and analyses regarding requests for indemnification from, other similarly situated issuers (after consideration of facility pricing, structure, usage patterns, capital treatment and relationship) with respect to reductions, increased costs, reduced return or related payments. Any Series 2011-1 Noteholder making a claim under this Section 6.2 shall submit to the Issuer a written description as to such amounts (including reasonable detail regarding the calculation of such amounts). Failure or delay on the part of any Series 2011-1 Noteholder to demand amounts pursuant to this Section 6.2 shall not constitute a waiver of such Series 2011-1 Noteholder’s right to demand such amounts; provided that the Issuer shall not be required to compensate any Series 2011-1 Noteholder pursuant to this Section 6.2 for amounts incurred more than 120 days prior to the date on which such Series 2011-1 Noteholder makes written demand therefor; provided, however, that if the circumstances giving rise to such demand under this Section 6.2 have a retroactive effect, then such 120 day period shall be extended to include the period of such retroactive effect.

ARTICLE VII
THE DEAL AGENTS

Section 7.1             Authorization and Action.

Each Purchaser and CP Purchaser hereby designates and appoints the Person designated herein as its respective Deal Agent hereunder, and authorizes its related Deal Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Deal Agents by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Purchaser, each CP Purchaser and each Deal Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, any CP Purchaser or any other Deal Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of a Purchaser, a CP Purchaser or a Deal Agent shall be read into this Agreement or otherwise exist for any Purchaser, any CP Purchaser or any Deal Agent. In performing its functions and duties hereunder, each Deal Agent shall act solely as agent for its related Purchaser and/or CP Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer or the Manager or any of their respective successors or assigns. The Deal Agents shall not be required to take any action which exposes the Deal Agents to personal liability or which is contrary to this Agreement, any other Series 2011-1 Related Document or applicable law. The appointment and authority of the Deal Agents hereunder shall terminate at the indefeasible payment in full of all amounts due under the Notes.

Section 7.2             Delegation of Duties.

Each Deal Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Deal Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

Section 7.3             Exculpatory Provisions.

The Deal Agents and any of their respective directors, officers, agents or employees shall not be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or the breach of their obligations expressly set forth in this Agreement) or (ii) responsible in any manner to any of the Purchasers or CP Purchasers for any recitals, statements, representations or warranties made by the Issuer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Series 2011-1 Related Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Series 2011-1 Related Document or any other document furnished in connection herewith, or for any failure of the Issuer to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. None of the Deal Agents shall be under any obligation to any Purchaser or CP Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Issuer or the Manager. None of the Deal Agents shall be deemed to have knowledge of any Event of Default, Manager Default or Early Amortization Event unless the Deal Agents have received notice from the Issuer, the Indenture Trustee, a Purchaser or a CP Purchaser.

Section 7.4             Reliance.

The Deal Agents and any of their respective directors, officers, agents or employees shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation reasonably believed by them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer), independent accountants and other experts selected by the Deal Agents. The Deal Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless they shall first receive such advice or concurrence of the related Purchasers and/or CP Purchasers, as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers and/or CP Purchasers, provided, that unless and until the Deal Agents shall have received such advice, the Deal Agents may take or refrain from taking any action, as it shall deem advisable and in the best interests of the related Purchasers and/or CP Purchasers. The Deal Agents shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the related Purchasers and/or CP Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the related Purchasers and/or CP Purchasers.

Section 7.5             Non-Reliance on Deal Agents and Other Purchasers.

Each Purchaser and each CP Purchaser expressly acknowledges that none of the Deal Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, has made any representations or warranties to it and that no act by the Deal Agents hereafter taken, including, without limitation, any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by the Deal Agents. Each Purchaser and each CP Purchaser represents and warrants to the Deal Agents that it has made and will make, independently and without reliance upon the Deal Agents or any other Purchaser or CP Purchaser and based on such documents and information as it has deemed appropriate, its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Issuer and made its own decision to enter into this Agreement.

Section 7.6             Individual Capacities.

The Deal Agents and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Issuer, the Manager or any Affiliate thereof as though the Deal Agents were not the Deal Agents hereunder. With respect to the acquisition of the Notes pursuant to this Agreement, the Deal Agents and each of their respective Affiliates shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not a Deal Agent.

Section 7.7             Successor Deal Agents.

(a)            Each Deal Agent may, upon five (5) days written notice to the Issuer and the related Purchasers and/or CP Purchasers, and each Deal Agent will, upon the direction of all of its related Purchasers and/or CP Purchasers, resign as a Deal Agent. If such Deal Agent shall resign, then the Purchasers and/or CP Purchasers related to such Deal Agent shall appoint a successor deal agent or deal agents for such Purchasers and/or CP Purchasers.

ARTICLE VIII
ADMINISTRATIVE AGENT

Section 8.1             Appointment and Authority of Administrative Agent.

Subject to the terms and conditions set forth herein, each Purchaser, CP Purchaser and Deal Agent hereby appoints Bank of America, National Association, as Administrative Agent to perform all of the activities set forth in Section 8.2 hereof. By executing this Agreement, the Administrative Agent hereby accepts such appointment.

Section 8.2             Duties of the Administrative Agent. Subject to the terms, conditions and limitations set forth in this Agreement, the duties of the Administrative Agent shall be limited to the following:

(a)            If the Manager has not delivered the Manager Report to the Indenture Trustee and the Administrative Agent on or prior to the Determination Date, at the request of the Indenture Trustee, the Administrative Agent shall (i) provide written instructions to the Indenture Trustee as to the necessary calculations and allocations of funds to be distributed from the Available Distribution Amount on the applicable Payment Date and (ii) provide written instructions to the Indenture Trustee as to the existence of any excess amounts on deposit in the Restricted Cash Account over the Restricted Cash Amount and regarding any disbursements to be made from the Restricted Cash Account (in accordance with Section 303(h) of the Indenture);

(b)            Delivering to each Deal Agent copies of reports, certificates and notices delivered to the Administrative Agent pursuant to the terms of the Series 2011-1 Related Documents; and

(c)            Any other duties expressly assigned to the Administrative Agent pursuant to the terms of the Series 2011-1 Related Documents.

Section 8.3             Standard of Care; Conformity with Applicable Law; Liability of Administrative Agent.

(a)            The Administrative Agent will perform its duties hereunder in accordance with the same standard of care exercised by the Administrative Agent in the conduct of similar affairs for its own account.

(b)            The Administrative Agent will not, in performing its obligations hereunder, take any action that would be in violation of any law, rule or regulation that may be applicable to the Administrative Agent, its property or the services to be performed hereunder.

(c)            The Administrative Agent shall not (a) be liable for any action taken or omitted to be taken by it under or in connection with this Agreement (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner for any recital, statement, representation or warranty made by Issuer, the Indenture Trustee, Manager or Interest Rate Hedge Provider or any officer thereof, contained in this Agreement or in any other Related Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or in any other Related Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of any Related Document, or for any failure of the Issuer or the Manager or any other party to any Related Document to perform its obligations thereunder except to the extent set forth therein. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or other document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent.

Section 8.4             Records. The Administrative Agent shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall upon prior written notice to the Administrative Agent be accessible for inspection at the offices of the Administrative Agent by any Purchaser at such inspecting party’s expense during the Administrative Agent’s normal business hours.

Section 8.5             Indemnification.

(a)            The Administrative Agent hereby agrees to indemnify and hold harmless each Purchaser and members of its Related Group and their respective directors, officers and shareholders (each an “Indemnified Party”) from and against any and all damages, losses, liabilities, costs and expenses incurred by an Indemnified Party resulting from the gross negligence or willful misconduct of the Administrative Agent in performing (or failing to perform) its obligations under this Agreement; provided, however, that the Administrative Agent shall not have any liability with respect to any portion of such damages, losses, liability resulting from the gross negligence or willful misconduct of such Indemnified Party. An Indemnified Party shall immediately notify the Administrative Agent of any damages, losses, liabilities, costs or expenses which an Indemnified Party has determined has given or would give rise to a right of indemnification hereunder and the Administrative Agent shall have the exclusive right to compromise or defend any such liability or claim at its own expense, which decision shall be binding and conclusive upon an Indemnified Party. Failure to give such notice shall not relieve the Administrative Agent of its obligations hereunder; provided, however, that the Administrative Agent shall not be liable or otherwise be held responsible for any damages, losses, liabilities, costs or expenses resulting from the failure to give such notice.

(b)            The Issuer shall indemnify the Administrative Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Outstanding Obligations and the termination or resignation of the Administrative Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that the Issuer shall not be liable for the payment to the Administrative Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent’s negligence or willful misconduct. Indemnification amounts owing by the Issuer pursuant to this Section 6(b) shall not constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer or the Collateral in the event that such amounts are not paid pursuant to Sections 302 or 806 of the Indenture.

Section 8.6             Compensation. As compensation for the performance of the Administrative Agent’s obligations under this Agreement, the Issuer agrees to pay to the Administrative Agent an annual fee equal to the fee set forth in the Fee Letter. Notwithstanding payment of such fee by the Issuer, each of the parties hereto acknowledge that the Administrative Agent is the agent of the Purchaser. Such fee shall be payable on each Payment Date commencing on each Payment Date. Issuer shall pay such amounts from amounts on deposit in the Trust Account in accordance with the provisions of Section 302 of the Indenture. In addition, the Administrative Agent shall also be entitled to be reimbursed in accordance with Section 302 of the Indenture for its expenses incurred in taking any actions required by this Agreement or the Related Documents of any Series. The term “Administrative Agent Fee” shall include all amounts payable pursuant to this Section 8.6. Any such expenses owing to the Administrative Agent pursuant to this Section 8.6 shall not constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer or the Collateral in the event that such amounts are not paid pursuant to Section 302 or 806 of the Indenture or the related Supplement.

Section 8.7             Independence of the Administrative Agent. For all purposes of this Agreement, the Administrative Agent shall be an agent of the Purchaser and shall not be subject to the supervision of the Issuer, the Manager or the Indenture Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder; provided, however, that the Administrative Agent shall act in accordance with directions from the Majority of Holders of Series 2011-1 when required by the Indenture or the Series 2011-1 Related Documents.

Section 8.8             Other Activities of the Administrative Agent. Nothing herein shall prevent the Administrative Agent or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer and/or the Manager.

Section 8.9             Resignation and Removal of Administrative Agent.

(a)            The Administrative Agent may resign its duties hereunder by providing the Issuer and each Deal Agent with at least 60 days’ prior written notice.

(b)            The Indenture Trustee, acting at the written direction of the Majority of Holders of Series 2011-1, may remove the Administrative Agent immediately upon written notice of termination to the Administrative Agent (with a copy to the Issuer) if any of the following events shall occur:

(i)             the Administrative Agent shall default in any material respect in the performance of any of its duties under this Agreement which failure continues unremedied for a period of thirty (30) days after the receipt by the Administrative Agent of written notice thereof specifying with reasonable detail the default;

(ii)            a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrative Agent in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrative Agent or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii)           the Administrative Agent shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrative Agent or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

(c)            No resignation or removal of the Administrative Agent pursuant to this Section 8.10 shall be effective until (i) a successor Administrative Agent shall have been appointed by the Majority of Holders of Series 2011-1 (which successor shall also be reasonably acceptable to the Issuer) and (ii) such successor Administrative Agent shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrative Agent is bound hereunder. A copy of any such appointment and the agreement executed by such successor Administrative Agent shall be promptly sent to each of the Issuer and the Manager.

Section 8.10           Action upon Termination, Resignation or Removal. Promptly upon the resignation or removal of the Administrative Agent pursuant to Section 8.9(a) or (b) of this Agreement, respectively, the Administrative Agent shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. In the event of the resignation or removal of the Administrative Agent pursuant to Section 8.9(a) or (b) of this Agreement, respectively, the Administrative Agent shall cooperate with the Indenture Trustee and take all reasonable steps requested to assist the Majority of Holders of Series 2011-1 and the Indenture Trustee in making an orderly transfer of the duties of the Administrative Agent.

Section 8.11           Agreement Not to File Petition in Bankruptcy. The Administrative Agent hereby agrees that it shall not institute against, or join any other person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any insolvency, bankruptcy or similar law of any jurisdiction, for one year and a day after the date of payment in full of the Outstanding Obligations.

ARTICLE IX
MISCELLANEOUS

Section 9.1             Amendments and Waivers.

(a)            Subject to Section 211(a) of the Supplement, no amendment, waiver or modification of any provision of this Agreement shall be effective without the written agreement of the Issuer and Related Groups representing in aggregate more than fifty percent (50%) of the then aggregate Series 2011-1 Note Commitment (or, if the Conversion Date has occurred, the then Aggregate Series 2011-1 Note Principal Balance); provided, however, that no such amendment, modification or waiver shall:

(i)             without the written consent of each affected Purchaser, (A) reduce the amount of any fee, payment of principal in respect of any Note or payment of interest in respect of any Note payable to the Purchasers or the Deal Agents for the benefit of the Purchasers, (B) consent to, or permit the assignment or transfer by the Issuer of any of its rights and obligations under this Agreement, (C) amend this Agreement in any way that would require the consent of each Noteholder under Section 1002(a) of the Indenture, (D) extend the Scheduled Expiration Date or increase its Series 2011-1 Note Commitment, (E) amend or modify the terms of either Section 9.10(a) or Section 9.11(b), or (F) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (E) above in a manner which would circumvent the intention of the restrictions set forth in such clauses;

(ii)            without the written consent of all Purchasers, amend the definition of “Eligible Assignee”;

(iii)           without the written consent of the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement;

(iv)           without the written consent of the affected Deal Agent, affect the rights and duties of such Deal Agent under this Agreement; or

(v)            with the written consent of Container Applications Limited, affect the rights of the Manager or Seller under this Agreement.

Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any modification or waiver shall apply to each of the Purchasers equally and shall be binding upon the Issuer, the Purchasers and the Deal Agents.

(b)            The Deal Agents shall provide prompt written notice to each respective Purchaser and CP Purchaser of the nature of each amendment to this Agreement, and shall, simultaneously therewith, to the extent required by Section 201(f) of the Supplement, deliver a copy of such amendment to each Rating Agency.

Section 9.2             Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, faxed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail or courier, upon receipt, or (b) notice by facsimile copy, when verbal communication of receipt is obtained.

Section 9.3             Ratable Payments.

If any Purchaser (or, if applicable, the CP Purchaser in its Related Group), whether by setoff or otherwise, has payment made to it with respect to any portion of any amount of the principal amount of the Note or other amount owing to such Purchaser (or, if applicable, the CP Purchaser in its Related Group) other than payments received by such Purchaser pursuant to Section 4.3, Article VI, Breakage Costs or other amounts payable to such Purchaser pursuant to Sections 205, 206, 207 or 208 of the Series 2011-1 Supplement (the “Subject Payment”), in a greater proportion than that received by any other Purchaser (or, if applicable, the CP Purchaser in its Related Group), such Purchaser (or, if applicable, the CP Purchaser in its Related Group) agrees, promptly upon demand, to pay the amount of such excess to the related Deal Agent for distribution to all other Purchasers (or, if applicable, the CP Purchasers in their Related Groups) such that, after giving effect to the distribution of such excess, all Purchasers (or, if applicable, the CP Purchasers in their Related Groups) shall receive their Pro Rata Share of the Subject Payment. Notwithstanding the foregoing, this provision shall not apply to reduced or withheld payments not paid to a Defaulting Noteholder in accordance with the terms of the Series 2011-1 Related Documents.

Section 9.4             No Waiver; Remedies.

No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.5             Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.6             Term of this Agreement.

This Agreement, including, without limitation, the Issuer’s obligations to observe its covenants set forth in Article V, shall remain in full force and effect until the Series 2011-1 Legal Final Payment Date; provided, however, the indemnification and payment provisions of Articles VI and VIII and the provisions of Section 9.10 and Section 9.11 and the agreements of the parties contained in Sections 9.7, 9.8, 9.9 and 9.12 shall be continuing and shall survive any termination of this Agreement.

Section 9.7             GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 9.8             WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 9.9             Costs and Expenses.

(a)            The Issuer shall pay all fees and expenses as provided for in the Fee Letter on the day each such fee or expense is stated to be due.

(b)            In addition to the rights of indemnification granted to the Deal Agents, the Purchasers, the CP Purchasers and their respective Affiliates under Article VI hereof, the Issuer agrees to pay on demand all reasonable out-of-pocket costs and expenses (including fees, charges, and disbursements of counsel) incurred by the Purchasers, the CP Purchasers, the Deal Agents and their respective Affiliates, successors or assigns, with respect to enforcing their respective rights and remedies as against the Issuer under this Agreement, the Indenture, any Note, any other Series 2011-1 Related Document to which the Issuer is a party and the other documents to be delivered hereunder or in connection herewith; provided, however, that none of the Deal Agents, the Purchasers, the CP Purchasers or any Affiliate thereof shall be entitled to any such payment (and shall reimburse the Issuer for any such payments previously received) if such person has been determined by a court of competent jurisdiction to not be entitled to receive indemnification pursuant to Article VI hereof in connection with such enforcement. The Issuer also agrees to pay on demand all costs and expenses of the Purchasers, the CP Purchasers, the Deal Agents and their respective Affiliates, successors or assigns, if any (including reasonable counsel fees and expenses), incurred in connection with the preparation, negotiation, execution, and delivery of this Agreement and the transactions contemplated hereby, the enforcement, administration (including periodic auditing and rating agency requirements), amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the Indenture, the Note, any other Series 2011-1 Related Document to which the Issuer is a party and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith. Any amounts subject to the provisions of this Section 9.9 shall be paid by the Issuer to the respective Deal Agents within ten (10) Business Days following demand therefor. Notwithstanding anything to the contrary, the Issuer’s obligations to make payments under this Section 9.9 shall be limited solely to funds available from time to time for such purpose pursuant to Section 303 of the Supplement and to the extent they are not so paid, such obligations shall not constitute a claim against the Issuer or the Collateral.

Section 9.10           No Proceedings.

(a)            Each of the Issuer and each member of each Related Group hereby agrees that it will not institute, or join any other Person in instituting against, any CP Purchaser any bankruptcy, insolvency, winding up, dissolution, receivership, conservatorship or other similar proceeding or action so long as any Commercial Paper issued by such CP Purchaser shall be outstanding or there shall not have elapsed one year and one day since the last day on which any such Commercial Paper shall have been outstanding.

(b)            Each member of each Related Group hereby agrees that it shall not, with respect to the Issuer, institute or join any other Person in instituting any Insolvency Proceeding against or with respect to the Issuer for so long as any Notes issued by the Issuer shall be Outstanding and there shall not have elapsed one year plus one day since the last day on which any such Notes shall have been Outstanding and all other obligations of the Issuer under the Series 2011-1 Related Documents have been paid in full. The foregoing shall not limit the right of any such Person to file any claim in or otherwise take any action with respect to any such proceeding that was instituted against the Issuer by any Person other than any Deal Agent, Purchaser or CP Purchaser. In addition, each of the Deal Agents, the Purchasers and the CP Purchasers agrees that all amounts owed to it by the Issuer shall be payable solely from amounts that become available for such payment pursuant to Section 302 of the Indenture and Section 303 of the Series 2011-1 Supplement, and no such amounts shall constitute a “claim” against the Issuer (as defined in Section 105 of the Bankruptcy Code) to the extent that they are in excess of the amounts available for their payment.

Section 9.11           Recourse Against Certain Parties; Waiver of Set-off Against CP Purchasers.

(a)            No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such party or any incorporator, affiliate, stockholder, officer, employee, manager or director of such party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such party or any incorporator, stockholder, affiliate, officer, employee, manager or director of such party or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of such party and each incorporator, stockholder, affiliate, officer, employee, manager or director of such party or of any such administrator, as such, or any of them, for breaches by such party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.11 shall survive the termination of this Agreement.

(b)            Notwithstanding anything contained in this Agreement or any other Series 2011-1 Related Document, no CP Purchaser shall have any obligation to pay any amount required to be paid by it hereunder or thereunder to its Deal Agent or to any other Person, (i) in excess of any amount available to such CP Purchaser after paying or making provision for the payment of its Commercial Paper or (ii) if after giving effect to such payment, such CP Purchaser could not issue Commercial Paper to refinance its then existing Commercial Paper as a result of such payment. All payment obligations of a CP Purchaser hereunder are contingent upon the availability of funds in excess of the amounts necessary to pay Commercial Paper; and, each Deal Agent, each Purchaser and the Issuer agrees that it shall not have a claim under Section 101(5) of the United States Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount available to a CP Purchaser to pay such amounts after paying or making provision for the payment of its Commercial Paper.

(c)            Each party hereto waives any right of set-off it may have or to which it may be entitled under this Agreement and the Series 2011-1 Related Documents with respect to such CP Purchaser and its assets except, in the case of the Issuer, for the limited right of set-off set forth in Section 210(c) of the Supplement.

Section 9.12            Confidentiality.

(a)            Each of the Deal Agents, the Purchasers, the CP Purchasers, and the Issuer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other Series 2011-1 Related Documents and the other confidential proprietary information with respect to the other parties hereto and the other parties to the Series 2011-1 Related Documents and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein (the “Confidential Information”), except that each such party and its officers, members and employees may disclose (x) the existence of this Agreement, but not the financial terms thereof and (y) any Confidential Information (i) to its external accountants, financial advisors, attorneys, and the agents of such Persons, as well as any nationally recognized statistical rating organization (an “NRSRO”) to whom any part of the Confidential Information is required to be disclosed pursuant to the terms of the Exchange Act or any rules (including Rule 17g-5) and regulations promulgated thereunder (collectively, “Excepted Persons”), (ii) as required by an applicable law (including, without limitation, public reporting requirements applicable to CAI) or order of any judicial or administrative proceeding, and (iii) in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving this Agreement for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with this Agreement (notice of which shall be given to the Issuer to the extent permitted under applicable law, rule or regulation) (in connection therewith, the Purchasers, the CP Purchasers and the Deal Agents agree, at the expense of the Issuer, to cooperate with the Issuer in seeking a protective order for such Confidential Information). Notwithstanding the foregoing, the following will not constitute Confidential Information subject to this Section 9.12(a): (i) information that was already known to or in possession of any of the Deal Agents, Purchasers, CP Purchasers or any of their respective Excepted Persons prior to its disclosure to such Deal Agent, Purchaser or CP Purchaser by the Issuer pursuant to this Agreement or in contemplation of entering into this Agreement or any of the Related Documents; (ii) information that is obtained by any of the Deal Agents, Purchasers, CP Purchasers or any of their respective Excepted Persons from a third party who is not known by such Deal Agent, Purchaser or CP Purchaser to be prohibited from disclosing the information to such Deal Agent, Purchaser or CP Purchaser by a contractual or legal obligation to the Company; (iii) information that is or becomes publicly available (other than as a result of disclosure by any of the Deal Agents, Purchasers, CP Purchasers or any of their respective Excepted Persons in violation of this Agreement); or (iv) information that is independently developed, discovered or arrived at by any of the Deal Agents, Purchasers, CP Purchasers or any of their respective Excepted Persons without reference to the confidential proprietary information which is the subject of this Section 9.12(a). Notwithstanding anything to the contrary contained herein, any of the Deal Agents, Purchasers, CP Purchasers and their respective affiliates may disclose confidential proprietary information, without notice to the Issuer, to any governmental agency, regulatory authority or self-regulatory authority (including without limitation, bank and securities examiners) having or claiming to have authority to regulate or oversee any aspect of the business of such Deal Agent, Purchaser or CP Purchaser or that of its affiliates in connection with the exercise of such authority or claimed authority. The confidentiality obligations set forth in this Section 9.12 are in addition to any other confidentiality agreements or other similar documents that are in place among any of the parties hereto and their Affiliates and are not intended to amend or supersede any such agreements.

(b)            Anything herein to the contrary notwithstanding but without limiting the circumstances in which Confidential Information may be disclosed pursuant to the foregoing paragraph, the Issuer hereby consents to the disclosure of any Confidential Information with respect to it (i) to any Deal Agent, Purchaser or CP Purchaser by each other, (ii) by any Deal Agent, Purchaser or CP Purchaser to any prospective or actual assignee or participant of any of them, or (iii) by any Deal Agent, Purchaser or CP Purchaser to any Rating Agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Purchaser or CP Purchaser and to any officers, directors, employees, outside accountants, financial advisors and attorneys of any of the foregoing, provided that such disclosure will not cause the offering of the Notes to be required to be registered under the Act and each such Person is informed of the confidential nature of such information. In addition, the Deal Agents, Purchasers and CP Purchasers may disclose any such Confidential Information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority (including without limitation, bank and securities examiners) or proceedings (whether or not having the force or effect of law) (in connection therewith, the Deal Agents, Purchasers and CP Purchasers agree, to the extent legally permitted and commercially practicable to notify the Issuer prior to any such disclosure made in connection with any private civil proceedings so that the Issuer may seek, at its sole expense, a protective order for such Confidential Information).

(c)            Notwithstanding anything contained in this Agreement or in any other document, agreement or understanding relating to the transactions contemplated by this Agreement and the Series 2011-1 Related Documents, each party (and each employee, representative, or other agent of such party) is authorized to disclose to any and all persons, beginning immediately upon commencement of discussions regarding the transactions contemplated by this Agreement, and without limitation of any kind, the U.S. federal, state or local tax treatment and tax structure of such transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to such party (or any employee, representative, or other agent of such party) to the extent related to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their respective Affiliates’ directors and employees to comply with applicable securities laws. For purposes of this authorization, the “tax treatment” of a transaction means the purported or claimed tax treatment of the transaction, and the “tax structure” of a transaction means any fact that may be relevant to understanding the purported or claimed tax treatment of the transaction contemplated by the Series 2011-1 Related Documents. None of the parties to the transactions contemplated by this Agreement provides U.S. tax advice, and each party should consult its own advisors regarding its participation in the transactions contemplated by this Agreement.

Section 9.13            Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any Fee Letter.

Section 9.14            Duties of Structuring and Placement Agent.

The Person appointed as the Structuring and Placement Agent shall have no incremental duties or responsibilities beyond those of a Purchaser hereunder.

Section 9.15            Permitted Pledge.

Notwithstanding any other provision of this Agreement, any Series 2011-1 Noteholder may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, its Series 2011-1 Note and its Series 2011-1 Note Commitment and all rights to payment of interest and repayment thereunder) under this Agreement and the other Related Documents to secure obligations of such 2011-1 Noteholder to a Federal Reserve Bank, the U.S. Treasury or the Federal Deposit Insurance Corporation, without notice to or consent of the Issuer or any other Person; provided, however, that no such pledge or grant of a security interest shall release any Series 2011-1 Noteholder from any of its obligations hereunder or substitute any such pledgee or grantee for such Series 2011-1 Noteholder as a party hereto.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CAL FUNDING I LIMITED,
as Issuer

By:
Name:
Title:
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
Attention: Secretary
Telephone: (441) 295-5950
Telefax: (441) 292-4720

with a copy to:

CAI International, Inc.
1 Market Plaza, Suite 900
San Francisco, CA 94105
Attention: CEO and CFO
Telephone: (415) 788-0100
Telefax: (415) 788-3430

Series 2011-1 Note Purchase Agreement

CONTAINER APPLICATIONS LIMITED,
as Seller and Manager

By:
Name:
Title:
Corporate Center, Suite 102
Bush Hill, Bay Street
St. Michael,
Barbados, West Indies
Attention: CEO and CFO
Telephone: (246) 430-5310
Fax: (246) 430-5312

with a copy to:

CAI International, Inc.
1 Market Plaza, Suite 900
San Francisco, CA 94105
Attention: CEO and CFO
Telephone: (415) 788-0100
Fax: (415) 788-3430

Series 2011-1 Note Purchase Agreement

BANK OF AMERICA, NATIONAL ASSOCIATION,

as a Purchaser and as a Deal Agent
Series 2011-1 Note Commitment: $100,000,000

By:
Name:
Title:

Bank of America, National Association
NC1-027-21-01
214 North Tryon Street, 21st Floor
Charlotte, NC 28255

STATE OF _______________________

COUNTY OF ____________________

On this ____day of ___________, 2011, before me, the undersigned notary public, personally appeared _________________________(name of document signer), proved to me through satisfactory evidence of identification, which were ________________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose as ________________________of BANK OF AMERICA, NATIONAL ASSOCIATION.

______________________________________
(official signature and seal of notary)
My commission expires: _________________

Series 2011-1 Note Purchase Agreement

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED,
as Structuring and Placement Agent

By:
Name:
Title:

STATE OF _______________________

COUNTY OF ____________________

On this ____day of ___________, 2011, before me, the undersigned notary public, personally appeared _________________________(name of document signer), proved to me through satisfactory evidence of identification, which were ________________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose as ________________________of MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED.

______________________________________
(official signature and seal of notary)
My commission expires: _________________

Series 2011-1 Note Purchase Agreement

BANK OF AMERICA, NATIONAL ASSOCIATION
as Administrative Agent

By:
Name:
Title:

STATE OF _______________________

COUNTY OF ____________________

On this ____day of ___________, 2011, before me, the undersigned notary public, personally appeared _________________________(name of document signer), proved to me through satisfactory evidence of identification, which were ________________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose as ________________________of BANK OF AMERICA, NATIONAL ASSOCIATION.

______________________________________
(official signature and seal of notary)
My commission expires: _________________

Series 2011-1 Note Purchase Agreement

SCHEDULE I
CONDITIONS PRECEDENT TO INITIAL PURCHASE

As required by Section 3.1 of this Agreement, each of the following items must be delivered to each Deal Agent prior to the date of the initial Purchase:

a)             The Series 2011-1 Notes shall have been duly authorized, executed and delivered by the Issuer and authenticated by the Indenture Trustee;

b)             A copy of this Agreement, duly executed by the Issuer and all other parties thereto;

c)             A copy of the Performance Guaranty, duly executed by CAI;

d)             An officer’s certificate of a responsible officer of the Issuer dated the Closing Date, certifying (i) the names and true signatures of its incumbent officers authorized to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate the Deal Agents and the Purchasers may conclusively rely until such time as the Deal Agents shall receive from the Issuer, a revised certificate meeting the requirements of this paragraph (c)), (ii) that copies of its charter documents attached thereto are complete and correct copies and that such charter documents have not been amended, modified or supplemented and are in full force and effect, (iii) that the copy of its bye-laws attached thereto is a complete and correct copy and that such bye-laws have not been amended, modified or supplemented and are in full force and effect and (iv) the resolutions of its board of directors approving and authorizing the execution, delivery and performance by it of this Agreement and the documents related hereto and thereto;

e)             A compliance certificate for the Issuer issued by the Registrar of Companies in Bermuda;

f)              Full and complete copies of the Indenture, and all other Series 2011-1 Related Documents (other than this Agreement), in form and substance satisfactory to each Deal Agent, each duly executed and delivered by each party thereto;

g)             Copies of all certificates and opinions of counsel (including reliance letters with respect to legal opinions previously delivered) delivered pursuant to or in connection with the execution and delivery of the Series 2011-1 Related Documents, which shall be in form and content satisfactory to and each addressed to each Deal Agent for the benefit of the Purchasers;

h)             An officer’s certificate of a responsible officer of the Issuer to the effect that each of the conditions to the initial Purchase hereunder and to the authentication of the Series 2011-1 Note to be delivered on the initial Purchase Date has been satisfied;

i)              An opinion of counsel to the Indenture Trustee as to the due organization of the Indenture Trustee, the enforceability of the Indenture and as to such other matters as each Deal Agent may reasonably request; and

I-1

j)              All fees and expenses required by this Agreement, the Fee Letter and the other documents to be delivered hereunder or in connection herewith to be paid on or before the date of the initial Purchase.

I-2

SCHEDULE II

PURCHASE LIMITS

PURCHASER	PURCHASE LIMIT
Bank of America, National Association	$100,000,000

II-1

SCHEDULE III

CP PURCHASER

PURCHASER	CP PURCHASER
Bank of America, National Association	None

III-1

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE AND
FUNDING NOTICE

I, _______________________________, _______________ of CAL Funding I Limited (the “Issuer”), hereby certify that, with respect to that certain Series 2011-1 Note Purchase Agreement, dated as of September 9, 2011 (the “Note Purchase Agreement”; all defined terms in the Note Purchase Agreement are incorporated herein by reference):

(i)             The Issuer hereby requests that a Series 2011-1 Advance be made in accordance with the following terms:

(a)            The Series 2011-1 Advance shall be in an amount equal to _______________.1

(b)            The date of such Series 2011-1 Advance shall be __________________.2

(ii)            The representations and warranties contained in Section 4.1 of the Note Purchase Agreement are true and correct in all material respects as though made on the date hereof, except to the extent that any of such representations and warranties expressly relates to an earlier date.

(iii)           Except as described below, no event has occurred and is continuing, or would result from any Series 2011-1 Advance occurring on the date hereof, which constitutes an Event of Default, an Early Amortization Event or a Manager Default.

(iv)           As of the date hereof, the aggregate principal amount of the Notes (after giving effect to the Series 2011-1 Advance requested hereby) does not exceed the lesser of (x) the Purchase Limit, or (y) the Asset Base. For purposes hereof, Purchase Limit and Asset Base have been re-calculated by the Issuer based upon amounts and Pro Rata as of the date hereof (after giving effect to the Purchase requested hereby).

(v)            On and as of such day, the Issuer has each performed in all material respects all of the agreements contained in the Note Purchase Agreement and the other Series 2011-1 Related Documents to which it is a party to be performed by such Person at or prior to such day.

_______________________
1           The initial Series 2011-1 Advance shall be in an amount not less than $40,000,000.  Each subsequent Series 2011-1 Advance by any Series 2011-1 Noteholder shall be in a minimum amount equal to the least of $250,000, the applicable Series 2011-1 Noteholder’s then unused Series 2011-1 Note Commitment, and the applicable Series 2011-1 Noteholder’s ratable share of Availability.
2           Notice must be delivered no later than 5:00 p.m. (New York City time) on the third (3rd) preceding Business Day.

A-1

This is the ___ day of ______________, _____.

CAL FUNDING I LIMITED

By:
Name:
Title:

A-2

EXHIBIT B

FORM OF RELATED GROUP
ADDITION NOTICE

Each of the undersigned hereby agrees to be bound by the terms of the Series 2011-1 Note Purchase Agreement referred to below as fully as if it were a signatory thereto.

Dated:

PURCHASER:	[ ]

Series 2011-1 Note Commitment: $

By:

Name:
Title:

[Address]
Attention:
Facsimile Number:
Telephone Number:

THE CP PURCHASER:	[ ]

By:

Name:
Title:

[Address]
Attention:
Facsimile Number:
Telephone Number:

THE DEAL AGENT:	[ ]

By:

Name:
Title:

[Address]
Attention:
Facsimile Number:
Telephone Number:

B-1

CONSENTED TO:

CAL FUNDING I LIMITED

By:
Name:
Title:

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Series 2011-1 Note Purchase Agreement, dated as of September 9, 2011, by and among CAL Funding I Limited, the Deal Agents named therein, and Bank of America, National Association, as purchaser, and the other parties thereto (as such agreement may be amended, restated, replaced or otherwise modified from time to time).

B-2

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Series 2011-1 Note Purchase Agreement, dated as of September 9, 2011, by and among CAL Funding I Limited, the Deal Agents named therein, and Bank of America, National Association, as purchaser, and the other parties thereto (as such agreement may be amended, restated, replaced or otherwise modified from time to time, the “Agreement”). Terms defined in the Agreement or the Indenture referred to therein are used herein with the same meaning.

________________________________________(the “Assignor”) and_____
_______________________________________(the “Assignee”) agree as follows:

1.             The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Agreement as of the date hereof which represents the Pro Rata interest specified in Section 1 of Annex 1 of all outstanding rights and obligations of the Assignor under the Agreement, [including, without limitation, such interest in the Assignor’s Series 2011-1 Note Commitment]. After giving effect to such sale and assignment, the Assignee’s [and the Assignor’s Series 2011-1 Note Commitments] will be as set forth in Section 2 of Annex 1.

2.             The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation of warranty and assumes no responsibility with respect to any statements, warranties or representation made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of its related CP Purchasers or the performance or observance by its related CP Purchasers of any of their obligations under the Agreement or any other instrument or document furnished pursuant thereto; and (iv) confirms that the Assignor is not a Defaulting Noteholder.

3.             The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the related Deal Agent or the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking action under the Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints [__________] as its Deal Agent and authorizes the Deal Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to such Deal Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it; and (vi) as of the Transfer Date described below, makes each of the representations and warranties contained in Section 4.2 of the Agreement. The Assignee also covenants with each of its related Deal Agent, the Issuer and the Manager that the Assignee will not make a public offering of the interest being assigned to and accepted by it hereby, and will not reoffer or resell such interest, in a manner that would render the issuance and sale of such interest, whether considered together with the resale or otherwise, a violation of the Securities Act of 1933, as amended, or any state securities or “Blue Sky” laws or required registration pursuant thereto.

4.             Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the [__________] Deal Agent for acceptance and for recording by such Deal Agent. The Closing Date of this Assignment and Acceptance (the “Transfer Date”) shall be the later of the date of acceptance thereof by such Deal Agent, unless a later date is specified in Section 3 of Annex 1.

5.             Upon such acceptance by the [__________] Deal Agent and upon such recording by such Deal Agent, as of the Transfer Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligation of a Purchaser thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligation under the Agreement.

6.             Upon such acceptance by the [__________] Deal Agent and upon such recording by such Deal Agent, from and after the Transfer Date, the [__________] Deal Agent shall make, or cause to be made, all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fee with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payment under the Agreement for periods prior to the Transfer Date directly between themselves.

7.             THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS.

(signatures to commence on the following page)

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

Address for notices
[Address]

[ASSIGNEE]

By:
Name:
Title:

Address for notices
[Address]

Acknowledged and accepted
this ____ day of _________, _____

[______________________]
as [_______________] Deal Agent

By:
Name:
Title:

[Additional Signature Page to follow]
Acknowledged and accepted
this ____ day of _____, __

CAL FUNDING I LIMITED, as Issuer

By:
Name:
Title:

Annex 1 to Assignment and Acceptance

Dated __________________, ____

Section 1.

Percent Interest:

Section 2.

[Assignee’s Series 2011-1 Note Commitment:            $]

[Assignor’s Series 2011-1 Note Commitment
(after giving effect to assignment):            $]

Section 3.

Transfer Date: